As filed with the Securities and Exchange Commission on November 17, 2003

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0549628

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4001 Burton Drive Santa Clara, California	95054

(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Tvia, Inc. 2000 Stock Incentive Plan

(Full title of the plan)

ELI PORAT	Copy to:
Chief Executive Officer and President Tvia, Inc. 4001 Burton Drive Santa Clara, California 95054 (408) 982-8588	GABRIELLA A. LOMBARDI, ESQ. Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee

Common Stock, $0.001 par value	1,387,000	$2.30	$3,190,000	$258

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Company’s Common Stock on the Nasdaq SmallCap Market on November 13, 2003.

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

Part II
EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.3

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on January 12, 2001 (File No. 333-53648) and March 7, 2001 (File No. 333-56646) are hereby incorporated by reference.

Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K (File No. 0-30539) for the fiscal year ended March 31, 2003;

(2)	The Registrant’s Quarterly Report on Form 10-Q (File No. 0-30509) for the fiscal quarters ended June 30 and September 30, 2003;

(3)	The Registrant’s Current Report on Form 8-K filed on July 17, 2003; and

(4)	The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed May 1, 2000, as amended August 7, 2000 (File No. 0-30539).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

23.3	Consent of Arthur Andersen LLP, Independent Public Accountants.

24.1	Power of Attorney (contained in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 17, 2003.

TVIA, INC.

By	/S/ ELI PORAT

Eli Porat
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eli Porat and Arthur Nguyen, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ ELI PORAT Eli Porat	Chief Executive Officer, President and Director (Principal Executive Officer)	November 17,2003

/S/ ARTHUR NGUYEN Arthur Nguyen	Chief Financial Officer (Principal Financial and Accounting Officer)	November 17,2003

/S/ KENNY LIU Kenny Liu	Director	November 17,2003

Signature	Title	Date

/S/ STEVEN CHENG Steven Cheng	Director	November 17,2003

/S/ JAMES BUNKER James Bunker	Director	November 17,2003

/S/ MARK MANGIOLA Mark Mangiola	Director	November 17,2003

/S/ R. DAVID DICIOCCIO R. David Dicioccio	Director	November 17,2003

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

23.3	Consent of Arthur Andersen LLP, Independent Public Accountants.

24.1	Power of Attorney (contained in signature page).